UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2013 (August 30, 2013)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure.

On August 30, 2013, Cumulus Media Inc. (the “Company”) issued a press release announcing that it had (i) entered into a definitive agreement to acquire Dial Global, Inc. (“Dial Global”), an independent, full-service radio network company, offering news, sports, formats, prep, talk and music programming, jingles and imaging, and special events, as well as national advertising sales representation (the “Dial Global Acquisition”), all as described in more detail below, and (ii) entered into separate agreements with Townsquare Media, LLC (“Townsquare”) pursuant to which the Company will sell to Townsquare 53 radio stations in 12 small and mid-sized markets for approximately $238 million in cash (the “Townsquare Transaction”) and will swap 15 radio stations in two small and mid-sized markets with Townsquare in exchange for five radio stations in Fresno, California.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The Company intends to host a conference call with analysts and other members of the investment community to discuss these transactions at 11:00 AM Eastern Time on September 3, 2013. A copy of the slide presentation that will be used in connection with this conference call is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

The information contained in this Item 7.01 of this current report on Form 8-K and in the accompanying exhibits incorporated by reference herein shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. This information, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 8.01 — Other Information.

On August 30, 2013, Cumulus, Cardinals Merger Corporation, a wholly owned subsidiary of Cumulus (“Merger Sub”), and Dial Global entered into an agreement and plan of merger (the “Agreement”) pursuant to which the Company will complete the Dial Global Acquisition.

The Agreement provides that, at the closing of the Dial Global Acquisition, Merger Sub will be merged with and into Dial Global, and Dial Global will become a wholly owned subsidiary of the Company. In connection therewith, all of the issued and outstanding shares of capital stock of Dial Global will be automatically cancelled and converted into the right to receive an aggregate of approximately $45 million in cash payable by the Company (the “Purchase Price”), and Dial Global will repay all of its outstanding indebtedness, including approximately $215 million with cash from the Company, using proceeds from the Townsquare Acquisition.

The consummation of the Dial Global Acquisition is subject to various customary closing conditions, including regulatory approval by the Federal Communications Commission, and the absence of a material adverse effect on Dial Global’s business and operations. In addition, the consummation of the Dial Global Acquisition is also subject to the completion of the Townsquare Transaction.

The Agreement contains customary representations and warranties made by the Company, Merger Sub and Dial Global. Dial Global has also agreed to various covenants in the Agreement, including, among other things, covenants (i) to conduct its operations in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the Dial Global Acquisition without the prior consent of the Company.

Completion of the Dial Global Acquisition is anticipated to occur by the end of 2013, although there can be no assurance that this acquisition will occur within the expected timeframe.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release, dated August 30, 2013

99.2	Investor presentation, dated August 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
Name:	J.P. Hannan
Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: August 30, 2013

EXHIBIT INDEX

Number	Exhibit

99.1	Press release, dated August 30, 2013

99.2	Investor presentation, dated August 30, 2013